UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2026

V2X, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-36341	38-3924636
(Commission	(IRS Employer
File Number)	Identification No.)

2100 Reston Parkway, Suite 300
Reston, VA 20191
(Address of Principal Executive Offices) (Zip Code)

(571) 481-2000
(Registrant's Telephone Number, Including Area Code)

Securities Registered Under Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	VVX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of L. Roger Mason, Jr. as Chief Growth Officer

On August 7, 2026, Dr. L. Roger Mason, Jr. resigned from his position as: (i) Senior Vice President and Chief Growth Officer of V2X, Inc. (the “Company”) and (ii) all positions held for each direct and indirect subsidiary of the Company, each effective immediately, to serve as the Director of the National Reconnaissance Office of the U.S. Department of War.

In anticipation of Dr. Mason’s resignation and in recognition for his contributions to the Company and for entering into a separation agreement and general release (the "Release Agreement"), dated August 6, 2026, with the Company, whereby Dr. Mason agreed to release all claims in favor of the Company, among other things, the Compensation and Human Capital Committee of the Board of Directors of the Company approved a payment to Dr. Mason in an amount of $331,975 (“AIP Payment”). The AIP Payment amount was equal to a prorated portion of his 2026 Annual Incentive Plan award at target based on the number of full months employed with the Company (from January 2026 through July 2026) prior to his confirmation as the Director of the National Reconnaissance Office of the U.S. Department of War.

Dr. Mason’s resignation from the Company is not a result of any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Jeremy C. Wensinger, the Company’s Chief Executive Officer, will assume Dr. Mason’s role and responsibilities until such time as Dr. Mason’s successor has been appointed.

The foregoing description of the Release Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Release Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report.

Exhibit No.	Description

10.1	Release Agreement, dated August 6, 2026

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2026	V2X, INC.

	By:	/s/ Sarita B. Malakar
Sarita B. Malakar
Corporate Secretary